           Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference therein of our report dated February 27, 2006 with respect to the consolidated financial statements of IDS Life Insurance Company (name subsequently changed to RiverSource Life Insurance Company) in the Post-Effective Amendment No. 7 to the Registration Statement (Form S-1, 333-114888) for the registration of the RiverSource Retirement Advisor 4 Advantage(SM) Variable Annuity/RiverSource Retirement Advisor 4 Select(SM) Variable Annuity/Riversource Retirement Advisor 4 Access(SM) Variable Annuity offered by RiverSource Life Insurance Company.


                                                 /s/ Ernst & Young LLP
                                                 ----------------------------
                                                     Ernst & Young LLP

Minneapolis, Minnesota
January 2, 2007